Exhibit 3.80

C201209400030
SOSID: 1252845 Date Filed: 4/3/2012 1:04:00 PM Elaine F. Marshall North Carolina Secretary of State C201209400030
ARTICLES OF ORGANIZATION of SAMPSON SIMULATOR, LLC

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1.                                      The name of the limited liability company is: Sampson Simulator, LLC

2.                                      The period of duration of the limited liability company is perpetual.

3.                                      The name and address of each person executing these articles of organization is as follows:

Spruilico, Ltd., Organizer

301 Fayetteville Street, Suite 1900

Raleigh, NC 276014.

4.                                      The street address and county of the initial registered office of the limited liability company is:

215 Beaman St.

Clinton, NC 28328

Sampson County

5.                                      The mailing address of the initial registered office is the same as the street address of the limited liability company.

6.                                      The name of the initial registered agent is Kevin Kerlin.

7.                                      The street and address and county of the principal office of the limited liability company are the same as the street address and county of the initial registered office of the limited liability company.

8.                                      The mailing address of the principal office of the limited liability company is the same as the mailing address of the initial registered office.

9.                                      All members by virtue of their status as members shall be managers of this limited liability company.

10.                               These articles will be effective upon filing.

This is the 3rd day of April, 2012.

SPRUILLCO, LTD., Organizer

By:	/s/ Michael E. Slipsky
Michael E. Slipsky
Vice President

1836323
Certification# 92826420-1 Reference# 11040413-0